                                                                   EXHIBIT 10.22

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                      UNIT PURCHASE AND EXCHANGE AGREEMENT



                                 by and between


                     SELMA INTERNATIONAL INVESTMENT LIMITED

                                      and

                             TITAN RESOURCES, L.P.





                               September 27, 1996







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
                               TABLE OF CONTENTS

1.     Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . .     1

2.     Purchase and Sale of Units   . . . . . . . . . . . . . . . . . . .     3

3.     Concurrent Actions   . . . . . . . . . . . . . . . . . . . . . . .     3

4.     Representations and Warranties of Titan  . . . . . . . . . . . . .     4
       4.1.   Organization and Qualification  . . . . . . . . . . . . . .     4
       4.2.   Capitalization  . . . . . . . . . . . . . . . . . . . . . .     4
       4.3.   Limited Partnership Agreement   . . . . . . . . . . . . . .     5
       4.4.   Authorization and Validity of Agreement and Related
              Documents   . . . . . . . . . . . . . . . . . . . . . . . .     5
       4.5.   Consents and Approvals; No Violations   . . . . . . . . . .     5
       4.6.   Financial Statements  . . . . . . . . . . . . . . . . . . .     6
       4.7.   Absence of Changes  . . . . . . . . . . . . . . . . . . . .     6
       4.8.   No Brokers  . . . . . . . . . . . . . . . . . . . . . . . .     6
       4.9.   Litigation  . . . . . . . . . . . . . . . . . . . . . . . .     6
       4.10.  Compliance with Laws  . . . . . . . . . . . . . . . . . . .     6
       4.11.  Insurance   . . . . . . . . . . . . . . . . . . . . . . . .     7
       4.12.  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . .     7

5.     Representations and Warranties of Selma  . . . . . . . . . . . . .     7
       5.1.   Authorization and Validity of Agreement   . . . . . . . . .     7
       5.2.   Consents and Approvals; No Violations   . . . . . . . . . .     7
       5.3.   No Brokers  . . . . . . . . . . . . . . . . . . . . . . . .     8
       5.4.   Purchase for Investment   . . . . . . . . . . . . . . . . .     8
       5.5.   Title to Properties   . . . . . . . . . . . . . . . . . . .     9
       5.6.   Status of Contracts   . . . . . . . . . . . . . . . . . . .     9
       5.7.   Disclosure  . . . . . . . . . . . . . . . . . . . . . . . .     9

6.     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . .     9
       6.1.   Expenses  . . . . . . . . . . . . . . . . . . . . . . . . .     9
       6.2.   Survival of Representations and Warranties; Materiality
              Standard  . . . . . . . . . . . . . . . . . . . . . . . . .     9
       6.3.   Notices   . . . . . . . . . . . . . . . . . . . . . . . . .    10
       6.4.   Amendments  . . . . . . . . . . . . . . . . . . . . . . . .    11
       6.5.   Governing Law   . . . . . . . . . . . . . . . . . . . . . .    11
       6.6.   Consent to Jurisdiction   . . . . . . . . . . . . . . . . .    11
       6.7.   Entire Agreement; Waivers   . . . . . . . . . . . . . . . .    11
       6.8.   Further Assurances  . . . . . . . . . . . . . . . . . . . .    11
       6.9.   Binding Effect and Assignment   . . . . . . . . . . . . . .    12
       6.10.  Severability  . . . . . . . . . . . . . . . . . . . . . . .    12
       6.11.  U.S. Dollars  . . . . . . . . . . . . . . . . . . . . . . .    12
       6.12.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . .    12

       6.13.  Singular and Plural   . . . . . . . . . . . . . . . . . . .    12
       6.14.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . .    12



                                    EXHIBITS


Exhibit A            Oil and Gas Properties
Exhibit B            Limited Partner Signature Page

                      UNIT PURCHASE AND EXCHANGE AGREEMENT


       This UNIT PURCHASE AND EXCHANGE AGREEMENT (this "Agreement"), dated as of September 27, 1996, is made and entered into by and between Selma International Investment Limited, a Delaware corporation ("Selma"), and Titan Resources, L.P., a Texas limited partnership ("Titan").

                              W I T N E S S E T H:

       WHEREAS, Selma desires to purchase limited partnership units of the Partnership (the "Units") for consideration consisting of properties and cash on the terms and subject to the conditions set forth herein;

       NOW THEREFORE, for and in consideration of the mutual covenants contained herein and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

       1. Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

       "Agreement": as defined in the introduction hereto.

       "Applicable Law": any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any governmental entity to which a specified person or property is subject.

       "Contract": any written contract, agreement or other instrument of Selma that relate to the Oil and Gas Properties or by which the Oil and Gas Properties are bound.

       "Defensible Title": such title of an Oil and Gas Property as is free and clear of all Encumbrances created by, through or under Selma, but not otherwise.

       "Encumbrances": liens, security interests, pledges, options, rights of first refusal, easements, mortgages, deeds of trust, licenses, or any other encumbrances, claims or charges of any kind.

       "General Partner": Titan Resources I, Inc., a Texas corporation and the sole general partner of Titan.

       "Letter Agreement": that certain letter agreement dated as of October 10, 1995 between Titan and Selma relating to certain of the Oil and Gas Properties.

       "Limited Partners": those Persons who are set forth on Schedule 1 of the Limited Partnership Agreement as limited partners of Titan.

       "Limited Partnership Agreement": the Agreement of Limited Partnership of the Partnership dated as of March 31, 1995, as amended by that certain Amendment No. 1 dated as of December 11, 1995.

       "Material Adverse Effect": any event or occurrence which could reasonably be expected to result in a material liability to Titan or Selma, as applicable, would result in a material liability relating to the Oil and Gas Properties or would otherwise substantially interfere with the ability of Titan or Selma, as applicable, to conduct its business or to perform its obligations pursuant to this Agreement.

       "Oil and Gas Properties": all rights, titles, interests and estates of Selma in and to the oil, gas and mineral leases, interests, contracts and rights of whatever nature and any rights that arise by operation of law or otherwise set forth on Exhibit A to this Agreement, including, without limitation, any rights or interests of Selma arising under the Letter Agreement.

       "Option Plan": the Option Plan of the Partnership effective as of March 31, 1995.

       "Options": any options issued or to be issued under the Option Plan.

       "Permits": any license, permit, franchise, consent, approval, certification or authority granted by any Person.

       "Person": any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other department or agency thereof or any other legally recognized entity.

       "Purchase Price": as defined in Section 2 hereof.

       "Registration Rights Agreement": the Registration Rights Agreement, dated as of March 31, 1995, among Titan, Jack D. Hightower, Natural Gas Partners, L.P., a Delaware limited partnership, Natural Gas Partners II, L.P., a Delaware limited partnership, Joint Energy Development Investments Limited Partnership, a Delaware limited partnership, and First Union Corporation, as amended by that certain Amendment No. 1 dated December 11, 1995.

       "Related Documents": the documents and instruments delivered concurrently with this Agreement to the extent the referenced party is a party thereto, including, without limitation, the documents and instruments set forth in Section 3 hereof.

       "Securities Act": the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

       "Selma": as defined in the introduction hereto.

       "Titan": as defined in the introduction hereto.

       "Units": as defined in the preamble hereto.

Other terms may be defined elsewhere in the text of this Agreement. The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. The terms defined in the neuter or masculine gender shall include the feminine, neuter and masculine genders, unless the context clearly indicates otherwise. Reference to the "best knowledge" of a Person or words of similar import shall mean the actual or constructive best knowledge of such Person after reasonable due diligence by such Person as to the facts and circumstances addressed.

       2. Purchase and Sale of Units. On the date hereof, Selma shall purchase and Titan shall sell 1,086,250 Units in exchange for (i) all of Selma's interests in the Oil and Gas Properties and (ii) $3,700,000 in cash (collectively, the "Purchase Price").

       3. Concurrent Actions. Concurrently with the execution of this Agreement, the following actions have taken place:

              3.1. Selma has delivered $3,700,000 by wire transfer to Titan for the purchase of Units;

              3.2. Selma has executed and delivered to Titan assignments and other instruments of conveyance in order to assign, transfer and convey all of Selma's right, title and interest in the Oil and Gas Properties to Titan in exchange for Units;

              3.3. Titan and Selma have executed a letter agreement terminating the Letter Agreement;

              3.4. Selma has executed a Limited Partner Signature Page substantially in the form of Exhibit B attached to this Agreement in order to become a Limited Partner of the Partnership and agree to all of the terms and provisions of the Limited Partnership Agreement;

              3.5. The General Partner has executed an amendment of the Limited Partnership Agreement in order to amend Schedule 1 thereof to evidence Selma's purchase of the Units issued in accordance herewith and Selma's admission into Titan as a limited partner;

              3.6. Titan has delivered to Selma evidence of the consent of the requisite percentage of Limited Partners of Titan in accordance with the terms of the Limited Partnership Agreement to the waiver of the preemptive rights of the Limited Partners under Section 3.2 of the Limited Partnership Agreement and other agreements applicable to Titan; and

              3.7. Selma and Titan have executed Amendment No. 2 to the Registration Rights Agreement in order that Selma shall become a party to such agreement.

       4. Representations and Warranties of Titan. Titan hereby represents and warrants to Selma as follows:

              4.1.   Organization and Qualification.

                     4.1.1. Titan is a limited partnership duly organized and validly existing under the laws of the State of Texas and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Related Documents and to consummate the transactions contemplated thereby. Titan is duly qualified to do business as a foreign limited partnership in each jurisdiction where the nature of the properties owned or the business transacted by Titan requires it to be so qualified, the failure of which would have a Material Adverse Effect.

                     4.1.2. The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and Related Documents and to consummate the transactions contemplated thereby.

              4.2.   Capitalization.

                     4.2.1. Schedule 1 to the Limited Partnership Agreement lists all of the issued and outstanding Units other than the Units to be issued hereunder, of the Partnership, all of which are fully paid and nonassessable and held beneficially and of record by the Limited Partners set forth therein. Other than Units reserved for issuance upon exercise of the Options, there are no Units reserved for issuance.

                     4.2.2. Upon issuance in consideration of the Purchase Price, the Units will be validly issued, fully paid and non-assessable. Other than the Options or as set forth in the Limited Partnership Agreement, there are no outstanding subscriptions, convertible securities, indebtedness convertible into equity securities, warrants or options of any kind to purchase or otherwise acquire any security of or equity interest in Titan. All partnership interests in Titan have been issued in compliance with exemptions from the registration requirements of federal and state securities laws, as applicable. Except as set forth in the Limited Partnership Agreement, Titan does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

              4.3. Limited Partnership Agreement. Titan has made available to Selma true and correct copies of the Limited Partnership Agreement. Other than as contemplated in connection with this Agreement, the Limited Partnership Agreement, including Schedule 1 thereto, has not been amended since December 11, 1995.

              4.4. Authorization and Validity of Agreement and Related Documents. Titan, acting through the General Partner, has full power and authority to execute and deliver this Agreement and the Related Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the Related Documents by Titan and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors of the General Partner and no other action on the part of Titan, the General Partner or the Limited Partners not contemplated by this Agreement is necessary to authorize the execution, delivery and performance of this Agreement or the Related Documents by Titan and the consummation of the transactions contemplated hereby. This Agreement and the Related Documents have been duly executed and delivered by Titan and are valid and binding obligations of Titan enforceable against Titan in accordance with their respective terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

              4.5. Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement and the Related Documents by Titan and the consummation by Titan of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both: (i) violate, conflict with, or result in a breach or default under any provision of the Limited Partnership Agreement or the charter or bylaws of the General Partner; (ii) violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or of any governmental or regulatory body, agency or authority applicable to Titan or by which any of its properties or assets may be bound; (iii) require any filing by or with, or require Titan to obtain any Permit from, or require Titan to give any notice to, any governmental or regulatory body, agency or authority; or (iv) result in a violation or breach by Titan of, conflict with, constitute (with or without due notice or lapse of time or both) a default by Titan (or give rise to any right of termination, cancellation, payment or acceleration) under or result in the creation of any Encumbrance upon any of the properties or assets of Titan under any of the terms, conditions, or provisions of any Permit, material agreement or other instrument or obligation to which Titan is a party, or by which it or any of its properties or assets may be bound, except where any such default would not have a Material Adverse Effect.

              4.6. Financial Statements. The General Partner has delivered to Selma the accurate and complete copies of (i) Titan's audited balance sheet as of December 31, 1995, and the related audited statements of operations, partners' capital and cash flows for the period from March 31, 1995 (date of inception) through December 31, 1995), and the notes and schedules thereto, together with the unqualified report thereon of Titan's independent public accountants (the "Audited Financial Statements"), and (ii) Titan's unaudited balance sheet as of June 30, 1996 (the "Latest Balance Sheet"), and the related unaudited statements of operations, partners' capital and cash flows for the six-month period then ended (the "Unaudited Financial Statements"). The Audited Financial Statements and the Unaudited Financial Statements (collectively, the "Financial Statements") (i) have been prepared from the books and records of Titan in conformity with generally accepted accounting principles applied on a basis consistent with preceding periods throughout the periods involved, except that the Unaudited Financial Statements are not accompanied by notes or other textual disclosure required by generally accepted accounting principles, and (ii) present fairly Titan's financial position as of the respective dates thereof and its results of operations and cash flows for the period then ended, except that the Unaudited Financial Statements are subject to normal year-end adjustments that in Titan's reasonable judgment should not be material in the aggregate.

              4.7. Absence of Changes. Since the date of the Latest Balance Sheet, (a) there has not been any change in the business, financial condition, operations or results of operations of Titan that would be expected to have a Material Adverse Effect, and (b) Titan has not incurred any obligation or liability, or entered into any agreement to incur any such obligation or liability other than (i) in the ordinary course of its business, (ii) as contemplated by or described in the Latest Balance Sheet, (iii) in connection with the acquisition of approximately $170 million of additional producing properties in the Permian Basin from Mobil Producing Texas & New Mexico Inc. ("MPTNM"), (iv) in connection with financing transactions, including incurrence additional senior secured indebtedness, with respect to such acquisition from MPTNM, or (v) with respect to a proposed initial public offering of equity securities of an affiliate of Titan.

              4.8. No Brokers. Titan has no direct or indirect agreement with any person, firm or corporation for the payment of any commission, brokerage or "finder's fee" in connection with the transactions contemplated herein.

              4.9.   Litigation.   There is no litigation at law or in equity,
and no proceeding or investigation before or by any governmental agency pending or, to the knowledge of the Titan, threatened against Titan the existence of which would have a Material Adverse Effect.

              4.10. Compliance with Laws. Titan has complied with all Applicable Laws, other than violations which in the reasonable judgment of Titan, individually or in the aggregate, do not and will not have a Material Adverse Effect. Titan has obtained and holds all material permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all governmental entities necessary for the lawful conduct of its business or the lawful ownership, use and operation of its assets.

              4.11. Insurance. Titan maintains insurance of such types and in such amounts as is usual and customary in the industry and in such amounts as would a reasonably prudent operator under similar circumstances.

              4.12. Disclosure. No representation or warranty by Titan in this Agreement (including the Exhibits attached hereto) or in any document delivered by or on behalf of Titan to Selma in connection herewith, contains any untrue statement of a material fact, or omits to state a material fact which would be necessary to make the statements contained herein or therein not misleading.

       5. Representations and Warranties of Selma. Selma represents and warrants to Titan as follows:

              5.1. Authorization and Validity of Agreement. Selma is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Related Documents and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the Related Documents by Selma and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors of Selma, and no other action on the part of Selma is necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents by Selma and the consummation of the transactions contemplated hereby. This Agreement and the Related Documents have been duly executed and delivered by an authorized officer of Selma and are valid and binding obligations of Selma enforceable against Selma in accordance with their respective terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

              5.2. Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement and the Related Documents by Selma and the consummation by Selma of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both: (i) violate, conflict with, or result in a breach or default under any provision of the charter or bylaws of Selma; (ii) violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or of any governmental or regulatory body, agency or authority applicable to Selma or by which any of its properties or assets may be bound; (iii) require any filing by, or require Selma to obtain any Permit of, or require Selma to give any notice to, any governmental or regulatory body, agency or authority; or (iv) result in a violation or breach by Selma of, conflict with, constitute (with or without due notice or lapse of time or both) a default by Selma (or give rise to any right of termination, cancellation, payment or acceleration) under or result in the creation of any

Encumbrance upon any of the Oil and Gas Properties, or any other properties or assets of Selma under any of the terms, conditions, or provisions of any Permit, material agreement or other instrument or obligation to which Selma is a party, or by which it or the Oil and Gas Properties or any of its other properties or assets may be bound, except where any such default would not have a Material Adverse Effect.

              5.3. No Brokers. Selma has no direct or indirect agreement with any person, firm or corporation for the payment of any commission, brokerage or "finder's fee" in connection with the transactions contemplated herein.

              5.4.   Purchase for Investment.

                     5.4.1. Selma has been furnished with all information that it has requested for the purpose of evaluating the proposed acquisition of the Units pursuant hereto, and Selma has had an opportunity to ask questions of and receive answers from Titan regarding Titan and its business, assets, results of operations, financial condition and prospects and the terms and conditions of the issuance of the Units, but only to the extent Titan possesses such information and documents or could acquire such without unreasonable effort or expense.

                     5.4.2. Selma is acquiring the Units solely by and for its own account, for investment purposes only and not for the purpose of resale or distribution; and Selma does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge to such person or anyone else any Units; and Selma does not have any present plans or intentions to enter into any such contract, undertaking or arrangement.

                     5.4.3. Selma acknowledges and understands that (i) no registration statement relating to the Units has been or is to be filed with the Securities and Exchange Commission under the Securities Act, or pursuant to the securities laws of any state; (ii) the Units cannot be sold or transferred without compliance with the applicable provisions of the Limited Partnership Agreement and registration provisions of the Securities Act or compliance with exemptions, if any, available thereunder; (iii) the Limited Partnership Agreement includes a legend thereon that refers to the foregoing; and (iv) Titan has no obligation to register the Units under any federal or state securities act or law.

                     5.4.4. Selma (i) is an "accredited investor" as defined in Rule 501 of the rules promulgated pursuant to the Securities Act; (ii) has such knowledge and experience in financial and business matters in general that it has the capacity to evaluate the merits and risks of an investment in the Units and to protect its own interests in connection with an investment in the Units; (iii) has such a financial condition that it has no need for liquidity with respect to its investment in the Units to satisfy any existing or contemplated undertaking, obligation or indebtedness; and (iv) is able to bear the economic risk of its investment in the Units for an indefinite period of time.

                     5.4.5. Selma has relied upon its own independent investigations of the business of Titan or upon its own attorneys, accountants, engineers and other independent advisors (collectively, "Purchaser Advisors") in evaluating its investment in the Units. Titan has accorded Selma and the Purchaser Advisors the opportunity to review files of Titan relating to its currently owned properties and to ask questions and receive answers from Titan and the engineering, legal, accounting and other advisors of Titan to all their questions concerning Titan and its operations and an investment in Titan and such other matters raised by Selma and the Purchaser Advisors.

                     5.4.6. Selma further represents and warrants that it has reviewed the Limited Partnership Agreement.

              5.5. Title to Properties. Selma has Defensible Title to all of the Oil and Gas Properties, and upon consummation of the transactions contemplated in this Agreement and in the Related Documents, Titan shall acquire Defensible Title to all of the Oil and Gas Properties.

              5.6. Status of Contracts. Neither Selma nor, to the knowledge of Selma (without investigation by Selma), any other party to the Contracts (a) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any of its obligations thereunder to the extent that such breaches or defaults could have a Material Adverse Effect or (b) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of any Contract.

              5.7. Disclosure. No representation or warranty by Selma in this Agreement (including the Exhibits attached hereto) or in any document delivered by or on behalf of Selma to Titan in connection herewith, contains any untrue statement of a material fact, or omits to state a material fact which would be necessary to make the statements contained herein or therein not misleading.

       6.     Miscellaneous.

              6.1. Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of counsel, shall be paid by the party incurring such fee or expense.

              6.2. Survival of Representations and Warranties; Materiality Standard. All representations, warranties and covenants contained in this Agreement shall survive the execution hereof for a period of three months and shall not be deemed limited by any investigation made by or on behalf of any party with respect thereto. The parties hereto agree that all of the representations and warranties of the parties herein are made subject to a materiality standard and no breach thereof shall be deemed to have occurred notwithstanding the fact that, unknown to the party making the representation or warranty, such representation or warranty is proved to have been untrue or incorrect as of the date made (a

"Defect") if such Defect, individually and in the aggregate with all prior Defects would not have a Material Adverse Effect.

              6.3. Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

                     If to Titan, addressed to:

                            Titan Resources I, Inc.
                            500 West Texas, Suite 500
                            Midland, Texas 79701
                            Attention: Mr. Jack D. Hightower
                            Telecopy: (915) 687-0192

                     with a copy to:

                            Mr. Jeffrey A. Zlotky
                            Thompson & Knight, P.C.
                            1700 Pacific Avenue, Suite 3300
                            Dallas, Texas 75201-4693
                            Telecopy: (214) 969-1751

                     If to Selma, addressed to:

                            Selma International Investment Limited
                            550 West Texas, Suite 500
                            Midland, Texas 79701
                            Attention: Mr. Philip M. Whitehead
                            Telecopy: (915) 684-3849

                     with a copy to:

                            Mr. J. Cavanaugh O'Leary
                            Vinson & Elkins L.L.P.
                            2300 First City Tower
                            1001 Fannin
                            Houston, Texas 77002-6760
                            Telecopy: (713) 758-2346

       Notice given by personal delivery, courier service or mail shall be effective upon actual receipt by the addressee at the address specified herein for giving of notice. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by courier service, certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

              6.4. Amendments. This Agreement may be amended only by an instrument in writing signed by the parties hereto.

              6.5. Governing Law. The provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (excluding any conflicts-of-law rule or principle that might refer same to the laws of another jurisdiction).

              6.6. Consent to Jurisdiction. The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of Texas, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

              6.7. Entire Agreement; Waivers. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

              6.8. Further Assurances. From time to time following the date hereof, at the request of either party and without further consideration, the other party shall execute and deliver to the requesting party such instruments and documents and take such other action

(but without incurring any material financial obligation) as the requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

              6.9. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

              6.10. Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, Selma and Titan shall promptly meet and use good faith efforts to negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

              6.11. U.S. Dollars. All dollar amounts in this Agreement and the Schedules and Exhibits hereto are expressed in United States dollars.

              6.12. Headings. The headings of the sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

              6.13. Singular and Plural. Words used herein in the singular, except where the context would otherwise require, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

              6.14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                         TITAN RESOURCES, L.P.

                                         By: Titan Resources I, Inc.
                                               its General Partner



                                         By: /s/ JACK D. HIGHTOWER
                                            -----------------------------------
                                                 Jack D. Hightower, President



                                         SELMA INTERNATIONAL INVESTMENT
                                         LIMITED




                                         By: /s/ PHILIP M. WHITEHEAD
                                            -----------------------------------
                                                 Philip M. Whitehead, President

                                   EXHIBIT A

                                   PROPERTIES

                                   EXHIBIT B

                    LIMITED PARTNER SIGNATURE PAGE (ENTITY)


          The undersigned, desiring to become a Limited Partner of Titan Resources, L.P. (the "Partnership"), hereby agrees to all of the terms and provisions of the Agreement of Limited Partnership of the Partnership, and agrees to be bound by the terms and provisions of this Limited Partner Signature Page which, together with other Limited Partner Signature Pages, is hereby incorporated into the said Agreement of Limited Partnership. The undersigned hereby joins and executes the said Agreement of Limited Partnership, hereby authorizing this Limited Partner Signature Page to be attached thereto. The place of residence or principal business address of the undersigned is as shown below.

          IN WITNESS WHEREOF, the undersigned has executed this Limited Partner Signature Page to the Agreement of Limited Partnership as of the date set forth hereinafter.



Date:     September 27, 1996             ENTITY LIMITED PARTNER:
                                         ----------------------



                                         1.
                                           ------------------------------------
                                           (Name of Entity Printed)



                                         2.
                                           ------------------------------------
                                           (Name of General Partner or Trustee
                                                  of Entity, if applicable)



                                         3.
                                           ------------------------------------
                                           (Signature of Officer or Trustee)



                                         4.
                                           ------------------------------------
                                           (Name of Officer Printed)




                                         5.
                                           ------------------------------------
                                           (Title of Officer)